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                                                                   Exhibit 10.1


                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
                           INTERMEDIATE INCENTIVE AND
                     PERFORMANCE-BASED RESTRICTED STOCK PLAN


I.  Purpose

         The purpose of the Plan is to establish a program of incentive compensation for certain designated executives, officers and other key employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides "Intermediate Incentive Awards," "Performance-Based Restricted Stock Awards" granted pursuant to the LTIP and "Excess Performance-Based Stock Awards," all contingent upon continued employment and the Company meeting certain corporate performance goals, to certain executives, officers and other key employees selected by the Committee.

II. Definitions

         "Affiliate" means (i) any entity that directly or indirectly is controlled by, or is under common control with, the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

         "Award Agreement" means the agreement between the Company and a Participant reflecting the terms of the Participant's Intermediate Incentive Award, Performance-Based Restricted Stock Award and Excess Performance-Based Stock Award.

         "Board" means the Board of Directors of the Company.

         "Change in Control" means the occurrence of any of the following events:

         (a) the Company is merged, consolidated or reorganized with another corporation or legal person, and as a result, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

         (b) the Company sells or transfers all or substantially all of its assets to any other corporation or other legal person, and as a result, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale;

         (c) there is a report filed with the Securities and Exchange Commission on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors of the Company;


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         (d) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (e) if during the period of two consecutive years individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period (excluding for this purpose the election of any new director in connection with an actual or threatened election or proxy contest).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board.

         "Common Stock" means the common stock of the Company, par value $.01 per share.

         "Company" means the Ultramar Diamond Shamrock Corporation, a Delaware corporation, or any successor corporation.

         "Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article XI hereof to receive the amount, if any, payable under the Plan upon a Participant's death.

         "Effective Date" shall have the meaning set forth in Article XIX.

         "Excess Performance-Based Stock Award" means the award of cash or stock, as determined by the Committee, granted to a Participant based on the Company's attainment of the Restricted Stock Performance Criteria established by the Committee in accordance with Articles IV and VI in a manner which produces a percentage of the Participant's Target Restricted Stock Award of greater than 100%, as further described in Article VI.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Intermediate Award Performance Criteria" means (i) annual percentage growth in the Company's earnings before interest and taxes, excluding major acquisitions and divestitures, and (ii) the Company's annual return on capital employed, in each case as determined by the Committee.

         "Intermediate Incentive Award" means a cash award, as determined by the Committee, granted to a Participant based on the Company's attainment of the



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Performance Criteria established by the Committee in accordance with Articles IV and V, as further described in Article IV.

         "ITI Target Payout" means the amount of the target cash award established by the Committee for each Participant granted an Intermediate Incentive Award.

         "LTIP" means the Ultramar Diamond Shamrock Corporation 1996 Long-Term Incentive Plan.

         "Participant" means any executive, officer or other key employee designated by the Committee to participate in the Plan.

         "Performance-Based Restricted Stock Award" means an award of restricted stock, as determined by the Committee, granted to a Participant under and pursuant to the terms and conditions of the LTIP, the vesting of which is based on the Company's attainment of the Restricted Stock Performance Criteria established by the Committee in accordance with Section 8 of the LTIP and Articles IV and VI, as further described in Article VI.

         "Performance Period" means the period during which performance is measured to determine the level of attainment of an Intermediate Incentive Award, a Performance-Based Restricted Stock Award or an Excess Performance-Based Stock Award.

         "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Plan" means the Ultramar Diamond Shamrock Corporation Intermediate Incentive and Performance-Based Restricted Stock Plan.

         "Restricted Shares" means the shares of restricted Common Stock granted to a Participant in accordance with Article VI.

         "Restricted Stock Performance Criteria" means the total shareholder return on the Common Stock, including dividends and price appreciation, as determined by the Committee. "Restricted Stock Vesting Percentage" means the percentage of a Participant's Target Restricted Stock Award which vests based upon the level of attainment of Restricted Stock Performance Criteria.

         "Target Restricted Stock Award" means number of Restricted Shares granted under the Plan to a Participant at the beginning of a Performance Period in the form of a Performance-Based Restricted Stock Award.

         "Year" means the calendar year.


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        III. Eligibility

         Participants in the Plan shall be selected by the Committee from those executives, officers and other key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company, as determined by the Committee. No person shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No person shall at any time have the right to be selected as a Participant or, having been selected as a Participant for one Performance Period or one type of award, to be selected as a Participant for any other Performance Period or for any other type of award.

         IV. Administration

         The Committee, in its sole discretion, will determine eligibility for participation, establish the ITI Target Payout, Target Restricted Award, maximum Intermediate Incentive Award and maximum Excess Performance-Based Stock Award for each Participant, establish the level of Intermediate Award Performance Criteria and Restricted Stock Performance Criteria resulting in the payment of Intermediate Incentive Awards and Excess Performance-Based Stock Awards, and in the vesting of Performance-Based Restricted Stock Awards, certify each Participant's level of attainment of such performance criteria, the amount of Intermediate Incentive Awards, Excess Performance-Based Stock Awards and Restricted Stock Vesting Percentage for each Participant based upon such level of attainment, and determine the portion of any Excess Performance-Based Stock Award which shall be payable in the form of cash or Common Stock.

         Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XIV. Moreover, the Committee shall have, in respect of Performance-Based Restricted Stock Awards, all of the power and authority granted to it under the LTIP. The Committee may at any time adopt such rules, regulations, policies or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration or performance of its responsibilities under the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.



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         V. Intermediate Incentive Awards

         For each Participant granted an Intermediate Incentive Award, the Committee shall establish (i) the Performance Period, (ii) the ITI Target Payout for the Performance Period, (iii) the maximum amount of the Intermediate Incentive Award for the Performance Period, and (iv) the level of Intermediate Award Performance Criteria used to determine such ITI Target Payout and maximum amount. Each of those items, as well as any other terms and conditions of a Participant's Intermediate Incentive Award, shall be described in detail in the Participant's Award Agreement. Intermediate Incentive Awards will be earned by each Participant based upon the level of attainment of the Intermediate Award Performance Criteria during the Performance Period. As soon as practicable after the end of each period during the Performance Period for which any payment in respect of Intermediate Incentive Awards may be made (generally after the end of a calendar year or Company fiscal year, if different), the Committee shall determine the level of attainment of the Intermediate Award Performance Criteria for each Participant and the amount, if any, of the Intermediate Incentive Award to be paid to each Participant. Intermediate Incentive Award amounts earned but not yet paid shall not accrue interest.

         If a Change in Control occurs during a Performance Period, each Participant shall be entitled to receive, immediately prior to, upon the consummation of or immediately following the Change in Control (as determined by the Committee), in respect of each Intermediate Incentive Award, a lump sum cash payment equal to 100 percent of the ITI Target Payout for such award, minus the lesser of (i) any amount previously paid in respect of such award and (ii) the amount which would have been previously paid in respect of such award had such previous payments been at 100% of the ITI Target Payout. For purposes of clarification, the meaning of the prior sentence is that any payment made in respect of an Intermediate Incentive Award prior to a Change in Control shall be ignored in determining the payment in respect of such award in connection with the Change in Control to the extent that such prior payment represented more than 100% of the ITI Target Payment for the period for which the payment was made.



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         VI. Performance-Based Restricted Stock Awards and Excess
             Performance-Based Stock Awards

         Each Performance-Based Restricted Stock Award shall be comprised of that number of actual shares of restricted Common Stock equal to the Participant's Target Restricted Stock Award, and shall be awarded pursuant to the LTIP and subject to the terms and conditions thereof, as well as of this Plan. For each Participant granted a Performance-Based Restricted Stock Award, the Committee shall establish (i) the Performance Period, (ii) the Target Restricted Stock Award, (iii) the level of Restricted Stock Performance Criteria used to determine the Restricted Stock Vesting Percentage and (iv) the level of the Restricted Stock Vesting Percentage determined by the attainment of the Restricted Stock Performance Criteria. Each of these items, as well as any other terms and conditions of a Participant's Performance-Based Restricted Stock Award, shall be described in detail in the Participant's Award Agreement. Performance-Based Restricted Stock Awards shall vest based upon the level of attainment of the Restricted Stock Performance Criteria during the Performance Period, and the resulting Restricted Stock Vesting Percentage. As soon as practicable after the end of each period during the Performance Period for which any portion of a Performance-Based Restricted Stock Award may vest (generally after the end of a calendar year or Company fiscal year, if different), the Committee shall determine the level of attainment of the Restricted Stock Performance Criteria for each Participant, the associated Restricted Stock Vesting Percentage and the number of Restricted Shares, if any, as to which the restrictions thereon shall lapse.

         At the discretion of the Committee, each Participant who is granted a Performance-Based Restricted Stock Award may also be granted an Excess Performance-Based Stock Award in respect of such Performance-Based Restricted Stock Award. An Excess Performance-Based Stock Award shall entitle the Participant to receive a payment based on the attainment of Restricted Stock Performance Criteria resulting in a Restricted Stock Vesting Percentage of greater than 100%. For each Participant granted an Excess Performance-Based Stock Award, the Committee shall determine the Excess Performance-Based Stock Award earned upon the attainment of various levels of the Restricted Stock Performance Criteria at various times during the Performance Period. Such determination, as well as any other terms and conditions of a Participant's Excess Performance-Based Stock Award, shall be described in detail in the Participant's Award Agreement. Such award shall be expressed in terms of shares of Common Stock, based on a percentage of the Participant's Target Restricted Stock Award. Payment of an Excess Performance-Based Stock Award shall be made in the form of Common Stock or cash having a value equal to the shares of Common Stock otherwise payable, in the discretion of the Committee.

         If a Change in Control occurs during a Performance Period, all restrictions on any Restricted Shares awarded to a Participant (i.e., the shares comprising the Target Restricted Stock Award in respect of any outstanding Performance-Based Restricted Stock Award) shall lapse immediately prior to the Change in Control.



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         If determined by the Committee and set forth in an Award Agreement, a
Participant shall be entitled to payment of dividends on the Restricted Shares comprising his Performance-Based Restricted Stock Award, whether or not such Restricted Shares have vested.

         VII. Reorganization or Discontinuance

         The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         VIII. Non-Alienation of Benefits

         A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

         IX. No Claim or Right to Plan Participation

         No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

         X. Taxes

         The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

         Performance-Based Restricted Stock Awards granted under the Plan are intended to constitute "performance-based compensation" for purposes of Section 162(m) of the Code, by virtue of being granted under the LTIP, specifically including Section 8 thereof.



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         XI. Designation and Change of Beneficiary

         Upon notice to a Participant by the Committee of his or her right to receive an Intermediate Incentive Award, a Performance-Based Restricted Stock Award and/or an Excess Performance-Based Stock Award, he or she may indicate a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         XII. Payments to Persons Other Than the Participant

         If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

         XIII. No Liability of Committee Members

         No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

         XIV. Termination or Amendment of the Plan

         The Committee may amend, suspend or terminate the Plan at any time; provided, however, that no amendment or alteration shall be made that impairs the rights of any Participant as to any outstanding Intermediate Incentive Award, Performance-Based Restricted Stock Award or Excess Performance-Based Stock Award without the Participant's consent.



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         XV. Unfunded Plan

         Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         XVI. Governing Law

         The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws or such principles of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

         XVII. Severability

         If any provision of the Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of the Plan and any such award shall remain in full force and effect.

         XVIII. Headings

         Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.



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         XIX. Effective Date

         The Plan shall be effective as of January 1, 2000 (the "Effective
Date").

         XX. Expiration Date

         No award shall be made under the Plan after the tenth anniversary of the Effective Date.

As adopted by the Company pursuant to action of the Compensation Committee of its Board of Directors at a meeting held on November 30, 1999.


By:
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